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                                                              Exhibit 10(n)(iii)

                                AMENDMENT TO THE
                  LIZ CLAIBORNE, INC. 1992 STOCK INCENTIVE PLAN

         WHEREAS, Liz Claiborne, Inc. (the "Company") has adopted the Liz Claiborne, Inc. 1992 Stock Incentive Plan (the "Plan");

         WHEREAS, Section 3.1 of the Plan provides that the Plan may be amended by the Board of Directors of the Company (the "Board");

         WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to amend the Plan, in the manner contemplated below, subject to and effective upon the approval of the amendment by the stockholders of the Company at the 1998 Annual Meeting of Stockholders of the Company, so as to insert limitations called for under Section 162(m) of the Internal Revenue Code;

         NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 1.2(a) of the Plan is amended by adding at the end of such Section the following:

         "To the extent required for compensation realized from awards under the Plan to be deductible by the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, the members of the Committee shall be "outside directors" within the meaning of Section 162(m)."

2. The final sentence of Section 1.5(a) of the Plan is amended to read as follows:

         "Except for the limit with respect to stock options and stock appreciation rights set forth in Section 1.5(d) and the limit with respect to incentive stock options set forth in Section 2.2(h), no provision of this Plan shall be deemed to limit the number of shares with respect to which the Committee may make awards to any eligible person."

3. A new Section 1.5(d) is added to the Plan to read as follows:

         "(d) Subject to adjustment as provided in Section 1.5(b), the total number of shares of Common Stock with respect to which stock options and stock appreciation rights may be granted to any one employee of the Company or a subsidiary during any one calendar year shall not exceed 200,000 shares."
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         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer the 14 day of May, 1998.


                                        LIZ CLAIBORNE, INC.



                                        By: /s/ Samuel M. Miller


ATTEST:



/s/ Nicholas J. Rubino